UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of Report: July 9, 2008
(Date of earliest event reported)
AGILYSYS, INC.

(Exact name of registrant as specified in its charter)

Ohio	000-5734	34-0907152

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2255 Glades Road, Suite 301E, Boca Raton, Florida	33431

(Address of principal executive offices)	(ZIP Code)
Registrant’s telephone number, including area code: (561) 999-8700
N/A

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On July 9, 2008, Agilysys, Inc. (the “Company”) issued a press release announcing that on July 3, 2008, the company received a NASDAQ staff determination letter stating the company’s common shares are subject to potential delisting. The potential delisting is related to Agilysys’ delay in filing its Form 10-K for the fiscal year ended March 31, 2008 with the Securities and Exchange Commission, as required by Marketplace Rule 4310(c)(14).
Agilysys will submit a request for a hearing before the NASDAQ Listing Qualifications Panel to appeal NASDAQ’s determination. The request for a hearing will automatically stay the delisting of the company’s common shares until the Panel makes its decision.
The press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits
99.1	Press release issued by the Company dated July 9, 2008, announcing that on July 3, 2008, the company received a NASDAQ staff determination letter stating the company’s common shares are subject to potential delisting.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGILYSYS, INC.
By:	/s/ Martin F. Ellis
Martin F. Ellis
Executive Vice President, Treasurer and Chief Financial Officer

Date: July 9, 2008

Exhibit Index

Exhibit Number	Description

99.1	Press release issued by the Company dated July 9, 2008, announcing that on July 3, 2008, the company received a NASDAQ staff determination letter stating the company’s common shares are subject to potential delisting.